MERGER AGREEMENT

                                 BY AND BETWEEN

                             AREMISSOFT CORPORATION,

                       AREMISSOFT MANUFACTURING (US), INC.

                                       AND

                            FOURTH SHIFT CORPORATION



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                                       TABLE OF CONTENTS

1.      Definitions...........................................................1


2.      Basic Transaction.....................................................5

        (a)    The Merger.....................................................5

        (b)    The Closing....................................................5

        (c)    Actions at the Closing.........................................5

        (d)    Effect of Merger...............................................5

        (e)    Procedure for Payment..........................................6

        (f)    Closing of Transfer Records....................................7

        (g)    Stock Options..................................................7


3.      Representations and Warranties of Fourth Shift........................7

        (a)    Organization, Qualification, and Corporate Power...............7

        (b)    Capitalization.................................................7

        (c)    Authorization of Transaction...................................7

        (d)    Noncontravention...............................................8

        (e)    Filings with the SEC...........................................8

        (f)    Financial Statements...........................................8

        (g)    Events Subsequent to Most Recent Fiscal Quarter End............8

        (h)    Undisclosed Liabilities and Litigation........................10

        (i)    Brokers' Fees.................................................10

        (j)    Disclosure....................................................10

        (k)    Tax Matters...................................................10

        (l)    Real Property.................................................11

        (m)    Intellectual Property.........................................12

        (n)    Contracts.....................................................13

        (o)    Accounts Receivable...........................................14

        (p)    Insurance.....................................................14

        (q)    Employees.....................................................14

        (r)    Employee Benefits.............................................14

        (s)    Compliance with Laws..........................................15

        (t)    Minnesota Takeover Statutes...................................15

        (u)    Rights Agreement..............................................15

4.      Representations and Warranties of AremisSoft and AremisSoft
        Manufacturing........................................................15

        (a)    Organization..................................................16

        (b)    Authorization of Transaction..................................16

        (c)    Noncontravention..............................................16

        (d)    Brokers' Fees.................................................16


5.      Additional Covenants and Agreements..................................16

        (a)    General.......................................................16

        (b)    Notices and Consents..........................................16

        (c)    Regulatory Matters and Approvals..............................16

        (d)    Fairness Opinion and Comfort Letters..........................17

        (e)    Operation of Business.........................................17

        (f)    Full Access...................................................18

        (g)    Notice of Developments........................................18




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        (h)    No Solicitation of Transactions...............................18

        (i)    Termination Fee Payable by Fourth Shift.......................19

        (j)    Directors' and Officers' Indemnification and Insurance........20


6.      Conditions to Obligation to Close....................................21

        (a)    Conditions to Obligation of AremisSoft and AremisSoft
               Manufacturing.................................................21

        (b)    Conditions to Obligation of Fourth Shift......................22


7.      Termination..........................................................23

        (a)    Termination of Agreement......................................23

        (b)    Effect of Termination.........................................24


8.      Miscellaneous........................................................24

        (a)    Survival......................................................24

        (b)    Press Releases and Public Announcements.......................24

        (c)    No Third-Party Beneficiaries..................................24

        (d)    Entire Agreement..............................................24

        (e)    Succession and Assignment.....................................24

        (f)    Counterparts..................................................24

        (g)    Headings......................................................24

        (h)    Notices.......................................................24

        (i)    Governing Law.................................................25

        (j)    Amendments and Waivers........................................25

        (k)    Severability..................................................25

        (l)    Expenses......................................................25

        (m)    Construction..................................................26

        (n)    Incorporation of Exhibits and Schedules.......................26


Exhibit A1-Articles of Merger
Exhibit A2-Certificate of Merger
Exhibit B-Form of Letter of Transmittal
Exhibit C-Form of Opinion of Counsel to Fourth Shift
Exhibit D-Form of Opinion of Counsel to AremisSoft and AremisSoft Manufacturing Disclosure Schedule--Exceptions to Representations and Warranties





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                                MERGER AGREEMENT


        This Agreement is entered into as of February 26, 2001, by and between AremisSoft Corporation, a Delaware corporation ("AremisSoft"), AremisSoft Manufacturing (US), Inc., a Delaware corporation and a wholly-owned Subsidiary of AremisSoft ("AremisSoft Manufacturing"), and FOURTH SHIFT CORPORATION, a Minnesota corporation ("Fourth Shift"). AremisSoft, AremisSoft Manufacturing, and Fourth Shift are referred to collectively herein as the "Parties."

        This Agreement contemplates a transaction in which AremisSoft will acquire all of the outstanding capital stock of Fourth Shift for cash through a reverse subsidiary merger of AremisSoft Manufacturing with and into Fourth Shift.

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

        1.     Definitions.

               "Affiliates" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

               "Affiliated   Group"  means  any  affiliated  group  within  Code
ss.1504(a) or any similar group defined under similar provision of state, local or foreign law.

               "Agreement" means this Merger Agreement.

               "Acquisition Event" means the consummation of any transaction, or series of transactions, that result in any Person, entity, or group acquiring more than 50% of the outstanding Fourth Shift Shares or assets of Fourth Shift (including through any merger or business combination).

               "AremisSoft" has the meaning set forth in the preface above.

               "AremisSoft Manufacturing" has the meaning set forth in the preface above.

               "Articles of Merger" has the meaning set forth in Section 2(c).

               "Certificate of Merger" has the meaning set forth in ss.2(c) below.

               "Closing" has the meaning set forth in ss.2(b) below.

               "Closing Date" has the meaning set forth in ss.2(b) below.

               "Code" means the Internal Revenue Code of 1983, as amended.

               "Confidential Information" means any information concerning the businesses and affairs of Fourth Shift and its Subsidiaries that is not already generally available to the public.

               "Confidentiality Agreements" means those certain confidentiality and non-disclosure letter agreements dated as of December 18, 2000 and as of February 20, 2001 between Fourth Shift and AremisSoft.

               "Definitive Proxy Materials" means the definitive proxy materials relating to the Special Meeting.

               "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

               "Disclosure Schedule" has the meaning set forth in ss.3 below.

               "Dissenting Share" means any Fourth Shift Share which any stockholder who or which has exercised his or its appraisal rights under Minnesota Law holds of record.

               "Effective Time" has the meaning set forth in ss.2(d)(i) below.

               "Employee Benefit Plan" means any "employee benefit plan" (as such term is defined in ERISA ss.3(3)) and any other employee benefit plan, program or arrangement of any kind.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Executive Officer" of Fourth Shift means M. M. Stuckey, J. H. Caldwell, D. G. Latzke and R. Tofteland.

               "Fairness Opinion" has the meaning set forth in ss.5(d) below.

               "Fourth Shift Option" has the meaning set forth in ss.2(g) below.

               "Fourth Shift" has the meaning set forth in the preface above.

               "Fourth Shift Share" means any share of the Common Stock, $.01 par value per share, of Fourth Shift.

               "Fourth Shift Stockholder" means any Person who or which holds any Fourth Shift Shares.

               "GAAP"  means  United  States   generally   accepted   accounting
principles as in effect from time to time.

               "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection



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therewith, (d) all mask works and all applications,  registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

               "Knowledge"    means   actual    knowledge    after    reasonable
investigation.

               "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

               "Material Adverse Effect" means, unless the context otherwise requires, an event that, considered individually or in the aggregate with other events, would have a material adverse effect on the business, financial condition or properties of Fourth Shift and its Subsidiaries, or on the consummation of the transactions contemplated hereby.

               "Merger" has the meaning set forth in ss.2(a) below.

               "Merger Consideration" has the meaning set forth in ss.2(d)(v) below.

               "Minnesota Law" shall mean the general corporate and business laws and statutes of the State of Minnesota, as amended.

               "Most Recent Fiscal Quarter End" has the meaning set forth in ss.3(f) below.

               "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

               "Party" has the meaning set forth in the preface above.

               "Paying Agent" means the Person who shall deliver payment of the Merger Consideration to the Fourth Shift Stockholders. Such entity shall be designated by AremisSoft, subject to the approval of Fourth Shift, which approval shall not be unreasonably withheld.

               "Payment Fund" has the meaning set forth in ss.2(e) below.

               "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

               "Pre-Closing Funds" has the meaning set forth in ss.2(e) below.

               "Public Report" has the meaning set forth in ss.3(e) below.




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               "Requisite  Stockholder  Approval" means the affirmative  vote of the holders of a majority of Fourth Shift Shares in favor of this Agreement and the Merger.

               "Rights Agreement" means that certain Rights Agreement dated December 16, 1998 between Fourth Shift and Wells Fargo Bank (formerly Norwest Bank Minnesota National Association).

               "Rights Plan" shall mean the Shareholder Rights Plan pursuant to which each holder of a Fourth Shift Share has a right to purchase 1/100th of a share of "Series A Junior Participating Preferred Stock," or in certain events common stock, as described in the Rights Agreement.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

               "Special Meeting" has the meaning set forth in ss.5(c)(ii) below.

               "Stock Plans" means Fourth Shift's 1989 Stock Option Plan, 1993 Stock Option Plan, 1994 Stock Purchase Plan and any similar plans of Fourth Shift which may be converted by the holders into the capital stock of Fourth Shift.

               "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

               "Surviving Corporation" has the meaning set forth in ss.2(a) below.

               "Takeover Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Fourth Shift or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, Fourth Shift or its Subsidiaries other than the transactions contemplated by this Agreement.

               "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

               "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               "Trigger Event" has the meaning set forth in Section 5(i) below.

        2.     Basic Transaction.

               (a) The Merger. On and subject to the terms and conditions of this Agreement, AremisSoft Manufacturing will merge with and into Fourth Shift (the "Merger") at the Effective Time. Fourth Shift shall be the corporation surviving the Merger (the "Surviving Corporation").

               (b) The  Closing.  Following  the  satisfaction  or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bartel Eng & Schroder in Sacramento, California, commencing at 9:00 a.m. local time on May 15, 2001 or such other date or location as the Parties may mutually determine (the "Closing Date").

               (c) Actions at the Closing. At the Closing, (i) Fourth Shift will deliver to AremisSoft and AremisSoft Manufacturing the various certificates, instruments, and documents referred to in ss.6(a) below, (ii) AremisSoft and AremisSoft Manufacturing will deliver to Fourth Shift the various certificates, instruments, and documents referred to in ss.6(b) below, (iii) Fourth Shift will file with the Secretary of State of the State of Minnesota Articles of Merger in substantially the form attached hereto as Exhibit A1 ("Articles of Merger") and AremisSoft Manufacturing will file with the Secretary of State of the State of Delaware a Certificate of Merger in substantially the form attached hereto as Exhibit A2 (the "Certificate of Merger"), and (iv) AremisSoft will cause the Surviving Corporation to deliver the Payment Fund to the Paying Agent in the manner provided below in this ss.2.

               (d)    Effect of Merger.

                      (i) General. The Merger shall become effective at the time (the "Effective Time") Fourth Shift and AremisSoft Manufacturing file the Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Minnesota. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Fourth Shift or AremisSoft Manufacturing in order to carry out and effectuate the transactions contemplated by this Agreement.

                      (ii) Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Certificate of Incorporation of AremisSoft Manufacturing immediately prior to the Effective Time, as consistent with Minnesota Law.

                      (iii) Bylaws. The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time to read as did the Bylaws of AremisSoft Manufacturing immediately prior to the Effective Time, as consistent with Minnesota Law.

                      (iv) Directors and Officers. The directors and officers of AremisSoft Manufacturing shall become the directors and officers of the Surviving Corporation at and as of the Effective Time.

                      (v) Conversion of Fourth Shift Shares. At and as of the Effective Time, (A) each Fourth Shift Share (other than any Dissenting Share) shall be converted into the right to receive an amount (the "Merger Consideration") equal to $3.70 per Fourth Shift Share, in cash (without interest), and (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of Minnesota Law; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Fourth Shift
        Shares outstanding. No Fourth Shift Share shall be deemed to be outstanding or to have any rights other than those set forth above in this ss.2(d)(v) after the Effective Time.

                      (vi) Conversion of Capital Stock of AremisSoft Manufacturing. At and as of the Effective Time, each share of Common Stock, $.001 par value per share, of AremisSoft Manufacturing shall be converted into one share of Common Stock, $.01 par value per share, of the Surviving Corporation.

               (e)    Procedure for Payment.

                      (i) On or prior to the date of this Agreement, AremisSoft will deliver, or cause AremisSoft Manufacturing to deliver to Bartel Eng & Schroder in cash or short term investments the amount of $40.0 million (the "Pre-Closing Funds") which shall be deposited into an interest bearing account or held by Bartel Eng & Schroder for retention until the Effective Time. AremisSoft shall cause Bartel Eng & Schroder to maintain the Pre-Closing Funds at all times prior to the Effective Time; provided, however, that AremisSoft may cause Bartel Eng & Schroder to invest the cash portion of the Pre-Closing Funds in the same manner, as provided for in ss.2(e)(ii), as it may cause the Paying Agent to invest the cash portion of the Payment Fund. From time to time prior to the Effective Time and upon the reasonable written request of Fourth Shift, AremisSoft shall cause Bartel Eng & Schroder to verify to Fourth Shift the then current amount of the Pre-Closing Funds. At the Effective Time,
        (A) AremisSoft shall cause Bartel Eng & Schroder to deliver the Pre-Closing Funds to the Paying Agent and, if necessary, will deliver additional cash in an aggregate amount sufficient for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding Fourth Shift Shares (other than any Dissenting Shares) (the "Payment Fund") and (B) AremisSoft will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) in substantially the form attached hereto as Exhibit B to each record holder of outstanding Fourth Shift Shares for the holder to use in surrendering the certificates which represented his or its Fourth Shift Shares against payment of the Merger Consideration. No interest will accrue or be paid to the holder of any outstanding Fourth Shift Shares.

                      (ii) AremisSoft may cause the Paying Agent to invest the cash included in the Payment Fund in one or more investments; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration as necessary. AremisSoft may cause the Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and AremisSoft will cause the Surviving Corporation to replace promptly any portion of the Payment Fund which the Paying Agent loses through investments.

                      (iii) AremisSoft may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining 180 days after the Effective Time, and thereafter all former stockholders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

                      (iv) AremisSoft shall cause the Surviving Corporation to pay all charges and expenses of the Paying Agent.

               (f) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Fourth Shift Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

               (g) Stock Options. Each option to purchase shares of Fourth Shift Common Stock (a "Fourth Shift Option") outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time. At the Effective Time, AremisSoft shall assume each Fourth Shift Option by virtue of the Merger and without any further action on the part of Fourth Shift or the holders thereof. AremisSoft shall assume each such option in such manner that AremisSoft (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or
(ii) to the extent that Section 424 of the Code does not apply to any such Fourth Shift Option, would be such a corporation were Section 424 of the Code applicable to such Fourth Shift Option. From and after the Effective Time, all references to "Fourth Shift" in the Fourth Shift Options and the related stock option agreements shall be deemed to refer to "AremisSoft." After the Effective Time, each Fourth Shift Option assumed by AremisSoft shall be exercisable upon the same terms and conditions as were in effect under the Fourth Shift Options and the related option agreements immediately prior to the Effective Time, except that (i) each Fourth Shift Option shall be exercisable for that whole number of shares of AremisSoft Common Stock (rounded down to the nearest whole share) equal to the number of shares of Fourth Shift Common Stock subject to such Fourth Shift Option immediately prior to the Effective Time divided by 6.14159, and (ii) the option price per share of AremisSoft Common Stock shall be an amount equal to the option price per share of Fourth Shift Common stock subject to such Fourth Shift Option in effect immediately prior to the Effective Time multiplied by 6.14159 (the option price per share, as so determined, being rounded upward to the nearest full cent).

        3. Representations and Warranties of Fourth Shift. Fourth Shift represents and warrants to AremisSoft and AremisSoft Manufacturing that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3.

               (a) Organization, Qualification, and Corporate Power. Each of Fourth Shift and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Fourth Shift and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required and where the failure to so qualify would have a Material Adverse Effect on Fourth Shift and such subsidiaries considered as a whole. Each of Fourth Shift and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

               (b) Capitalization. The entire authorized capital stock of Fourth Shift consists of 26,000,000 shares, of which 20,000,000 are shares of common stock, $.01 par value, and 6,000,000 are shares of preferred stock, $.01 par value, including 200,000 shares designated the "Series A Junior Participating Preferred Stock." As of the date of this Agreement there were 10,825,081 Fourth Shift Shares, and no shares of any other class or series, issued and outstanding. All of the issued and outstanding Fourth Shift Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are 2,912,137 Fourth Shift Shares reserved for issuance pursuant to the Stock Plans, of which options to purchase up to 2,409,875 Fourth Shift Shares are issued and outstanding, and 22,500 Fourth Shift Shares are reserved for issuance upon exercise of options granted outside the Stock Plans and, except for rights outstanding under the Rights Plan, there are no other outstanding or authorized warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Fourth Shift to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Fourth Shift. There are no outstanding bonds, debentures or other obligations in which the holders have the right to vote (or that are convertible or exercisable for securities having the right to vote) with the Fourth Shift Shares or any matter. There are no Fourth Shift Shares reserved for issuance other than as provided in this ss.3(b) and there are no programs in place, nor any contractual obligations of Fourth Shift or its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of Fourth Shift.

               (c) Authorization of Transaction. Fourth Shift has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Fourth Shift cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement and the consummation by Fourth Shift of the transactions contemplated hereby have been duly authorized by Fourth Shift's Board of Directors and no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than with respect to the Merger and receipt of the Requisite Stockholder Approval).This Agreement has been duly and validly executed by Fourth Shift and constitutes the valid and legally binding obligation of Fourth Shift, enforceable in accordance with its terms and conditions.

               (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Fourth Shift and its Subsidiaries is subject or any provision of the charter or bylaws of any of Fourth Shift and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, that would have a Material Adverse Effect or require any notice where the failure to provide notice would have such a Material Adverse Effect, under any agreement, contract, lease, license, instrument, or other arrangement to which any of Fourth Shift and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of Minnesota Law, the Securities Exchange Act, the Securities Act, and the state securities laws, none of Fourth Shift and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

               (e) Filings with the SEC. Fourth Shift has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "Public Reports"). As of the respective dates of their filing, each of the Public Reports complied as to form in all material respects with the Securities Act and the Securities Exchange Act, and all rules and regulations promulgated thereunder. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (f) Financial Statements. Fourth Shift has filed Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2000, June 30, 2000, and March 31, 2000, and an Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and has delivered to AremisSoft a preliminary version of its financial statements for the year ended December 31, 2000 (the "Most Recent Fiscal Quarter End"). Such preliminary financial statements, and the financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Fourth Shift and its Subsidiaries as of the indicated dates and the results of operations of Fourth Shift and its Subsidiaries for the indicated periods, are correct and complete in all respects, and are consistent with the books and records of Fourth Shift and its Subsidiaries; provided, however, that the interim statements are subject to normal year-end adjustments (which will not be material, individually or in the aggregate) and lack footnotes and other presentation items.

               (g) Events Subsequent to Most Recent Fiscal Quarter End. Since the Most Recent Fiscal Quarter End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Fourth Shift and its Subsidiaries. Without limiting the generality of the foregoing, since that date:

                      (i) none of Fourth Shift and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                      (ii) none of Fourth Shift and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

                      (iii) no party (including any of Fourth Shift and its Subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which any of Fourth Shift and its Subsidiaries is a party or by which any of them is bound;

                      (iv) none of Fourth Shift and its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

                      (v) none of Fourth Shift and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

                      (vi) none of Fourth Shift and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $100,000 in the aggregate;

                      (vii)  none  of  Fourth  Shift  and its  Subsidiaries  has
        delayed  or  postponed  the  payment  of  accounts   payable  and  other
        Liabilities outside the Ordinary Course of Business;

                      (viii) none of Fourth Shift and its Subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims);

                      (ix) none of Fourth Shift and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property, except licenses of its software and services in the Ordinary Course of Business;

                      (x) none of Fourth Shift and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                      (xi) none of Fourth Shift and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                      (xii) none of Fourth Shift and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

                      (xiii) none of Fourth Shift and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                      (xiv) none of Fourth Shift and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                      (xv) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of Fourth Shift and its Subsidiaries; and

                      (xvi) none of Fourth Shift and its Subsidiaries has committed to any of the foregoing.

               (h) Undisclosed Liabilities and Litigation. None of Fourth Shift and its Subsidiaries has any material Liability except for (i) liabilities set forth on the face of the balance sheet dated as of the Most Recent Fiscal Quarter End (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). None of Fourth Shift and its Subsidiaries is the subject of or involved in, any civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings, whether pending or threatened, or that could result in any claims against, or obligations or liabilities of Fourth Shift and its Subsidiaries. None of Fourth Shift and its Subsidiaries has any outstanding judgments, decrees, injunctions or orders of any governmental entity or arbitrator.

               (i) Brokers' Fees. Except with respect to fees due Trilogy Capital and Broadview Associates none of Fourth Shift and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

               (j) Disclosure. The Definitive Proxy Materials will comply with the Securities Exchange Act in all material respects. The Definitive Proxy Materials will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Fourth Shift makes no representation or warranty with respect to any information that AremisSoft and AremisSoft Manufacturing will supply specifically for use in the Definitive Proxy Materials.

               (k)    Tax Matters.

                      (i) Each of Fourth Shift and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. Fourth Shift and its Subsidiaries (whether or not shown on any Tax Return) have paid all Taxes required to be paid, (except where the failure to pay the same would not have a Material Adverse Effect). None of Fourth Shift and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of Fourth Shift and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of Fourth Shift and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                      (ii) Each of Fourth Shift and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder, or other third party.

                      (iii) No Executive Officer has Knowledge of any pending or proposed assessment against Fourth Shift for additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of Fourth Shift and its Subsidiaries either (A) claimed or raised by any authority in writing (including any audit of any Tax Return) or (B) known to the Executive Officers of Fourth Shift based upon personal contact with any agent of such authority.

                      (iv) None of Fourth Shift and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                      (v) None of Fourth Shift and its Subsidiaries has filed a consent under Code ss.341(f) concerning collapsible corporations. None of Fourth Shift and its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss.280G. None of Fourth Shift and its Subsidiaries has been a United States real property holding corporation within the meaning of Code ss.897(c)(2) during the applicable period specified in Code ss.897(c)(1)(A)(ii). None of Fourth Shift and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of Fourth Shift and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Fourth Shift) or (B) has any Liability for the Taxes of any Person (other than any of

     Fourth Shift and its Subsidiaries) under Reg.ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) The financial statement for the Most Recent Quarter End reflect an adequate reserve for all current Taxes payable by Fourth Shift and its Subsidiaries.

                 (l) Real Property.

                      (i) None of Fourth Shift and its Subsidiaries owns any real property.

                      (ii) With respect to each such parcel of real property leased by Fourth Shift and its Subsidiaries:

                             (A) the  lease or  sublease  is in full  force  and
               effect and Fourth Shift or such subsidiary has a valid leasehold interest in the property subject to such lease;

                             (B) Fourth Shift or such subsidiary is not in breach or default under such lease or sublease, and no event has occurred which, with notice or lapse of time, would constitute a breach or default by Fourth Shift or such subsidiary or permit termination, modification, or acceleration thereunder;

                             (C) none of the Executive Officers has Knowledge of
               any breach or default by any other party to any such lease or sublease;

                             (D) no party to the lease or sublease has notified
               Fourth Shift that it has repudiated any provision thereof;

                             (E) there are no disputes, oral agreements, or
               forbearance programs in effect as to the lease or sublease;

                             (F) none of Fourth Shift and its  Subsidiaries  has
               assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                             (G) to the Knowledge of the Executive Officers, all
               facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof by Fourth Shift and its Subsidiaries and have been operated and maintained by Fourth Shift and its Subsidiaries in accordance with applicable laws, rules and regulations; and

                             (H) all facilities  leased or subleased  thereunder
               are supplied with utilities and other services necessary for the operation of said facilities.

               (m)    Intellectual Property.

                      (i) Fourth Shift and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of Fourth Shift and its Subsidiaries as presently conducted and as presently proposed to be conducted. Each of Fourth Shift and its Subsidiaries has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses and the consummation of the transactions contemplated hereby will not materially alter the terms and conditions of such ownership or use.

                      (ii) None of Fourth Shift and its Subsidiaries has received notice of, nor do the Executive Officers have Knowledge of any facts that would indicate the likelihood of, any interference, infringement or misappropriation of its Intellectual Property, or any conflict with the Intellectual Property rights of third parties, and, except as disclosed in ss.4(m)(ii) of the Disclosure Schedule, none of Fourth Shift and its Subsidiaries has received during the past three (3) years any written charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that Fourth Shift or its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party).

                      (iii) ss.4(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to Fourth Shift or its Subsidiaries and each trade name or unregistered trademark used by any of Fourth Shift and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in ss.4(m)(iii) of the Disclosure Schedule:

                             (A) Fourth Shift and its  Subsidiaries  possess all
               right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                             (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                             (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                             (D) none of Fourth Shift and its  Subsidiaries  has
               any agreement to indemnify any Person for or against any interference, infringement or misappropriation with respect to the item.

                      (iv) ss.4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns, that any of Fourth Shift and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission and that is material to the business of Fourth Shift and its Subsidiaries. Fourth Shift and its Subsidiaries have delivered to AremisSoft and/or AremisSoft Manufacturing correct and complete copies of all such material licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in ss.4(m)(iv) of the Disclosure Schedule:

                             (A)  the   license,   sublicense,   agreement,   or
               permission   covering   the  item  is  legal,   valid,   binding,
               enforceable, and in full force and effect;

                             (B) Fourth Shift is not in breach or default of the
               license, sublicense, agreement, or permission, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                             (C) the Executive Officers do not have Knowledge of
               any repudiation of any material provision of any such license, sublicense, agreement, or permission;

                             (D) none of Fourth Shift and its  Subsidiaries  has
               granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission except in the Ordinary Course of Business;

                             (E) to the Knowledge of Fourth Shift, its Subsidiaries and the Executive Officers, the consummation of the transactions contemplated hereby will not result in the termination or impairment of the Intellectual Property of Fourth Shift and its Subsidiaries.

               (n) Contracts.ss.3(n) of the Disclosure Schedule lists the following contracts and other agreements to which any of Fourth Shift and its Subsidiaries is a party:

                      (i) any agreement (or group of related agreements) for the purchase or sale of more than $25,000 per annum of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of Fourth Shift and its Subsidiaries;

                      (ii) any agreement concerning a partnership or joint venture;

                      (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                      (iv) any agreement concerning confidentiality or noncompetition;

                      (v) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                      (vi)   any collective bargaining agreement;

                      (vii) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (viii) any agreement providing for payments between Fourth Shift and its Subsidiaries; or

                      (viii) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the business, financial condition, operations, results of operations, or future prospects of any of Fourth Shift and its Subsidiaries.

               (o) Accounts Receivable. All accounts receivable reflected on the books and records of Fourth Shift and its Subsidiaries are properly recorded, valid receivables, not subject to any setoffs or counterclaims, are collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts in accordance with the past custom and practice of Fourth Shift and its Subsidiaries. Fourth Shift has made available to AremisSoft a copy of its accounts receivable aging report, which is accurate in all material respects.

               (p) Insurance. The Disclosure Schedule, under the caption referencing this Section (p), lists and briefly describes each insurance policy maintained by Fourth Shift and its Subsidiaries with respect to the properties, assets and operations of Fourth Shift and its Subsidiaries and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. Fourth Shift and its Subsidiaries are not in default with respect to its obligations under any of such insurance policies. Each of Fourth Shift and its Subsidiaries has been covered during the past 5 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

               (q) Employees. The Executive Officers do not have Knowledge of any executive, key employee, or group of employees that has plans to terminate employment with Fourth Shift and its Subsidiaries. None of Fourth Shift and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, formal claims of unfair labor practices, or other collective bargaining disputes.

               (r)    Employee Benefits.

                      (i) ss.3(r) of the Disclosure Schedule lists each Employee Benefit Plan that Fourth Shift and its Subsidiaries maintains, to which Fourth Shift and its Subsidiaries contribute, or with respect to which any of Fourth Shift and its Subsidiaries has any material Liability or potential Liability.

                             (A) Each  such  Employee  Benefit  Plan  (and  each
               related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                             (B) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Fourth Shift and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                             (C) Each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code ss.401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

               (s) Compliance with Laws. Fourth Shift and its Subsidiaries are, and have been, in material compliance with all laws, statutes, ordinances, rules, regulations, licenses and permits of any governmental entity including all laws relating to environment, health and safety.

               (t) Minnesota Takeover Statutes. Neither the entering into of this Agreement nor the consummation of the transactions contemplated hereby will, after receiving the Requisite Stockholder Approval, be impeded by or subject to any "fair price," "merger moratorium," "control share acquisition" or other anti-takeover provisions of Minnesota Law.

               (u) Rights  Agreement.  All requisite  corporate action by Fourth
Shift has been taken or will be taken promptly to (i) render the Rights Agreement inapplicable with respect to the Merger and the transactions contemplated hereby, (ii) ensure that neither AremisSoft or AremisSoft
Manufacturing nor any of their Affiliates is considered to be an Acquiring Person or an Adverse Person (as defined in the Rights Agreement) and (iii) ensure that neither the entering into of this Agreement, the announcement or the consummation of the Merger shall trigger a Distribution Date (as defined in the Rights Agreement).


        4. Representations and Warranties of AremisSoft and AremisSoft Manufacturing. Each of AremisSoft and AremisSoft Manufacturing represents and warrants to Fourth Shift that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this ss.4.

               (a) Organization. Each of AremisSoft and AremisSoft Manufacturing is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (b)   Authorization  of  Transaction.   Each  of  AremisSoft  and
AremisSoft Manufacturing has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement, the Certificate of Merger and the Articles of Merger by each of AremisSoft and AremisSoft Manufacturing and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on their part are necessary to authorize the execution, delivery and performance of this Agreement, the Certificate of Merger or the Articles of Merger. This Agreement has been duly executed and delivered by AremisSoft and AremisSoft Manufacturing and constitutes their valid and legally binding obligation, enforceable in accordance with its terms.

               (c)  Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either AremisSoft or AremisSoft Manufacturing is subject or any provision of the charter or bylaws of either AremisSoft or AremisSoft Manufacturing or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either AremisSoft or AremisSoft Manufacturing is a party or by which it is bound or to which any of its assets is subject other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, neither AremisSoft nor AremisSoft Manufacturing needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

               (d) Brokers' Fees. Neither AremisSoft nor AremisSoft Manufacturing has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of Fourth Shift and its Subsidiaries could become liable or obligated.

        5. Additional Covenants and Agreements. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

               (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.6 below).

               (b) Notices and Consents. Fourth Shift will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its best efforts to obtain (and will cause each of its Subsidiaries to use its best efforts to obtain) any third party consents, that AremisSoft may request in connection with the matters referred to in ss.3(d) above.

               (c) Regulatory Matters and Approvals. Each of the Parties will (and Fourth Shift will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(d) and ss.4(d) above. Without limiting the generality of the foregoing:

                      (i) AremisSoft and Fourth Shift will cooperate and prepare and file with the SEC proxy materials under the Securities Exchange Act relating to the Special Meeting. Fourth Shift, with the assistance of AremisSoft, will use its best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. AremisSoft will provide Fourth Shift with whatever information and assistance in connection with the foregoing filing that Fourth Shift reasonably may request.

                      (ii) Fourth Shift will call a special meeting of its stockholders (the "Special Meeting"), as soon as reasonably practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with Minnesota Law. Fourth Shift will mail the proxy materials to its stockholders as soon as reasonably practicable. The proxy materials will contain the affirmative recommendation of the Board of Directors of Fourth Shift in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of Fourth Shift shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

               (d) Fairness Opinion and Comfort Letters. Fourth Shift has obtained and delivered to AremisSoft an opinion of Broadview as to the fairness of the Merger to Fourth Shift from a financial point of view (the "Fairness Opinion").

               (e) Operation of Business. Without the prior written consent of AremisSoft, Fourth Shift will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

                      (i) none of Fourth Shift and its Subsidiaries will authorize or effect any change in its charter or bylaws;

                      (ii) none of Fourth Shift and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                      (iii) none of Fourth Shift and its Subsidiaries will split, combine, subdivide or reclassify any Fourth Shift Shares;

                      (iv) none of Fourth Shift and its  Subsidiaries  will make any acquisition by merger, consolidation or otherwise, or material disposition of inventory, supplies and products, of assets or securities, or permit any assets to become subject to any material lien, encumbrance or Security Interest outside the Ordinary Course of Business;

                      (v) none of Fourth Shift and its Subsidiaries will pay or agree to pay or accelerate the payment of any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Employee Benefit Plans;

                      (vi) none of Fourth Shift and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                      (vii) none of Fourth Shift and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                      (viii) none of Fourth Shift and its Subsidiaries will impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

                      (ix) none of Fourth Shift and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                      (x) none of Fourth Shift and its Subsidiaries will make any change in employment terms, including any increases in compensation, for any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (xi) none of Fourth Shift and its Subsidiaries shall issue any press release or make any public announcements regarding the business, prospects or financial condition of Fourth Shift and its Subsidiaries; provided, however, that Fourth Shift and its Subsidiaries may make any public disclosure it believes in good faith, after consultation with its counsel, is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case Fourth Shift will use its best efforts to advise AremisSoft prior to making the disclosure); and

                      (xii) none of Fourth Shift and its Subsidiaries will commit to any of the foregoing.

               (f) Full Access. Fourth Shift will (and will cause each of its Subsidiaries to) permit representatives of AremisSoft to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Fourth Shift and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of Fourth Shift and its Subsidiaries. Each of AremisSoft and AremisSoft Manufacturing will treat and hold any such information it receives from any of Fourth Shift and its Subsidiaries in the course of the reviews contemplated by this ss.5(f) as Confidential Information within the meaning of the Confidentiality Agreements.

               (g) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(g), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

               (h)  No  Solicitation  of  Transactions.  Fourth  Shift  and  its
Subsidiaries, its Affiliates and their respective officers, directors, employees, representatives and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Takeover Proposal. Fourth Shift and its Subsidiaries, directors, employees, representatives and agents may furnish information or access to any person made after the date hereof which is required as a result of their fiduciary duties and was not initiated, solicited or knowingly encouraged by Fourth Shift and its Subsidiaries or any of its Affiliates or any of its or their respective officers, directors, employees, representatives or agents after the date hereof (with respect to Confidential Information, pursuant to appropriate confidentiality agreements), and may participate in discussions and negotiate with such entity or group concerning any Takeover Proposal, only if such entity or group has submitted a bona fide proposal to the Board of Directors of Fourth Shift relating to any such transaction and (i) if the Board of Directors of Fourth Shift determines in good faith, after receiving advice from its independent financial advisor, that such entity or group has submitted to Fourth Shift a Takeover Proposal which is reasonably likely to be superior to the Merger and other transactions contemplated by this Agreement, and (ii) if the Board of Directors of Fourth Shift determines, in its good faith judgment, based on the opinion of outside legal counsel to Fourth Shift, that failing to take such action would constitute a breach of such Board's fiduciary obligations under applicable law. Fourth Shift shall promptly notify AremisSoft if any proposal or offer, or any inquiry or contact with any Person with respect thereto, is made and shall, in any such notice to AremisSoft, indicate in reasonable detail the identity of the offeror and the terms and conditions of any proposal or offer, or any such inquiry or contact. Fourth Shift will promptly provide to AremisSoft any non-public information concerning Fourth Shift provided to any other person which was not previously provided to AremisSoft. Fourth Shift shall keep AremisSoft promptly advised of developments that are likely to cause the Board of Directors of Fourth Shift to modify or amend its recommendation of the Merger and other transactions contemplated by this Agreement. Except as set forth in this Section 5(h), neither Fourth Shift nor any of its Affiliates, nor any of its or their respective officers, directors, employees, representatives or agents, shall, directly or indirectly, knowingly encourage or solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than AremisSoft, any Affiliate or associate of AremisSoft, or any designees of AremisSoft), concerning any Takeover Proposal and the Board of Directors shall not recommend that Fourth Shift Stockholders tender their Shares in connection with any tender offer unless the Board of Directors of Fourth Shift determines in its good faith judgment, based on the opinion of independent outside legal counsel to Fourth Shift, that filing to take such action would constitute a breach of its fiduciary duties under applicable law.

               (i)    Termination Fee Payable by Fourth Shift.

                      (i)  In  the  event  that  this  Agreement  is  terminated
        (regardless of whether such termination is by Fourth Shift or AremisSoft) and prior to such termination a Trigger Event shall have occurred, Fourth Shift shall pay to AremisSoft a fee of $2.5 million (the "Termination Fee"). Such fee shall be payable in immediately available funds on the third business day following the termination of this Agreement. Notwithstanding the foregoing, the Termination Fee shall not be payable in the event that (A) the Special Meeting shall have been held, a Trigger Event or proxy solicitation in opposition to the Merger (in anticipation of a Trigger Event) shall not have occurred prior to the voting of the Fourth Shift Shares at the Special Meeting and, following the conclusion of the Special Meeting, the Requisite Stockholder Approval shall not have been obtained, or (B) AremisSoft or AremisSoft Manufacturing breached in any material respect its obligations under this Agreement.

                      (ii) As used herein, "Trigger Event" shall mean the occurrence of any of the following events:

                           (A)  Fourth  Shift,  its  Subsidiaries  or
     their respective Board of Directors shall have authorized, recommended or filed a Solicitation/Recommendation Statement or other Public Report not opposing any tender or exchange offer, or authorized, recommended or publicly announced its intention to enter into any merger (other than the Merger), consolidation, liquidation, dissolution, business combination, recapitalization, acquisition or disposition of a material amount of assets or securities or any comparable transaction which has not been consented to in writing by AremisSoft;


                          (B) the Board of Directors of Fourth Shift withdraws or materially modifies its authorization, approval or recommendation to the Fourth Shift Stockholders with respect to the Merger or this Agreement, unless such withdrawal or modification results solely from a material breach by AremisSoft of this Agreement which AremisSoft fails to cure within ten (10) business days after notice thereof is received from Fourth Shift;

                          (C) in the event a proxy solicitation in opposition to the Merger shall have occurred prior to the voting of the Fourth Shift Shares at the Special Meeting and thereafter any person, entity or "group" (as that term is used in ss.13(d)(3) of the Exchange Act (other than its

        Affiliates) that sponsored, directly or indirectly, promoted or participated in such proxy solicitation shall, within twelve (12) months from the date of termination of this Agreement, have commenced a tender offer for at least a majority of the outstanding Fourth Shift Shares at a price in excess of $3.70 per Fourth Shift Share or shall have become the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) of a majority of the then outstanding Fourth Shift Shares; or

                             (D) Fourth Shift shall have taken any action to amend the Rights Agreement, or to redeem the rights thereunder, with respect to an offer other than the Merger contemplated hereby.

               (j) Directors' and Officers' Indemnification and Insurance. From and after the Effective Time, AremisSoft shall, and shall cause the Surviving Company to, jointly and severally, indemnify, defend and hold harmless the present and former officers and directors of Fourth Shift and persons who become officers or directors prior to the Effective Time (collectively, the "Indemnitees") against all losses, expenses, (including reasonable attorney's fees) claims, damages, liabilities, costs or judgments or amounts that are paid in settlement with the approval of AremisSoft (which approval shall not be unreasonably withheld) arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the full extent permitted or required as of the date hereof by Fourth Shift's articles of incorporation and bylaws (and shall also advance expenses as incurred to the fullest extent permitted under the Fourth Shift's articles of incorporation and bylaws, provided that the person to whom expenses are advanced provides the undertaking to repay such advances if and as contemplated by applicable law or such articles of incorporation and bylaws). The Surviving Company shall have in place extended reporting endorsements (tail coverage) on the fiduciary liability, professional liability, and directors and officers liability policies currently covering Fourth Shift or any of the Indemnitees required to be indemnified by AremisSoft, for a period of three (3) years commencing as of the Effective Time. In connection with such efforts, the Surviving Company will complete accurately in all material respects any insurance applications and forms of the applicable insurer and take any reasonable steps to preserve any claims, including submitting a full and complete list of any potential claims of which the Surviving Company has knowledge, under the policy issued by such insurer. AremisSoft may substitute new directors and officers liability insurance policies from reputable insurance companies the material terms of which, including coverage and amount, are no less favorable in any material respect to the Indemnitees than the insurance coverage otherwise required by this Section
(l). Such extended reporting endorsements shall be obtained by Fourth Shift prior to the Closing with premiums in an aggregate amount not to exceed $225,000. Notwithstanding any provisions of this Section (l), failure by the Surviving Company and/or AremisSoft, to have in place such extended reporting endorsements or to provide such similar coverage under AremisSoft's policies shall not in any way affect, lessen or excuse AremisSoft from its obligation to indemnify, defend and hold harmless the Indemnitees to the extent required by this Section (l). In the event any claim, action, suit, proceeding or investigation (a "D&O Claim") for which indemnification is provided under this Section (l) is brought against an Indemnitee (whether arising before or after the Effective Time) after the Effective Time (i) such Indemnitee may retain counsel satisfactory to it (subject to approval by the indemnifying party, which approval shall not be unreasonably withheld, and subject to the terms and conditions of the applicable directors and officers liability insurance or fiduciary liability insurance policies), (ii) the indemnifying party shall pay all reasonable fees and expenses of such counsel for such Indemnitee promptly as statements therefor are received (subject to the ability of the indemnifying party to receive such information relative to the legal services provided as is customarily provided and reasonably requested by the indemnifying party and provided that nothing in this Section (l) shall prevent the indemnifying party from disputing any fees it reasonably believes are not reasonable), and (iii) the indemnifying party will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the indemnifying party shall not be liable for any settlement of any D&O Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnitee wishing to claim indemnification under this Section (l), upon learning of any such D&O Claim, shall notify the appropriate indemnifying party (but the failure so to notify such indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section (l) except to the extent such failure materially prejudices such indemnifying party), and shall deliver to such indemnifying party the undertaking contemplated by applicable law. The Indemnitees as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnitees. This Subsection (l) is intended to benefit the Indemnitees, shall be enforceable by each Indemnitee and his or her heirs and representatives, and shall be binding on all successors and assigns of the Surviving Company and AremisSoft.

        6.     Conditions to Obligation to Close.

               (a) Conditions to Obligation of AremisSoft and AremisSoft Manufacturing. The obligation of each of AremisSoft and AremisSoft Manufacturing to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                      (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                      (ii) Fourth Shift and its Subsidiaries shall have procured all material third party consents specified in ss.5(b) above;

                      (iii)  the representations and warranties set forth in
        section 3 above shall be true and correct in all material respects at and as of the Closing Date;

                      (iv) Fourth Shift shall have performed and complied with all of its covenants hereunder in all material respects through the Closing Date;

                      (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of AremisSoft to own the capital stock of the Surviving Corporation, or (D) have a Material Adverse Effect on the rights of the Surviving Corporation and its Subsidiaries to own its assets and to operate its businesses (an no injunction, judgment, order, decree, ruling, or charge shall be in effect);

                      (vi) Fourth Shift shall have delivered to AremisSoft and AremisSoft Manufacturing a certificate to the effect that each of the conditions specified above in section 6(a)(i)-(v) is satisfied in all respects;

                      (vii) AremisSoft and AremisSoft Manufacturing shall have received from counsel to Fourth Shift an opinion in substantially the form and substance as set forth in Exhibit C attached hereto, addressed to AremisSoft and AremisSoft Manufacturing, and dated as of the Closing Date;

                      (viii) AremisSoft and AremisSoft Manufacturing shall have received the resignations, effective as of the Closing, of each director and officer of Fourth Shift and its Subsidiaries, other than those whom AremisSoft shall have specified in writing prior to the Closing;

                      (ix) all actions to be taken by Fourth Shift in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to AremisSoft and AremisSoft Manufacturing.

AremisSoft and AremisSoft Manufacturing may waive any condition specified in this ss.6(a) if they execute a writing so stating at or prior to the Closing.

               (b) Conditions to Obligation of Fourth Shift. The obligation of Fourth Shift to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                      (i)    the representations and warranties set forth in
        section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                      (ii) each of AremisSoft and AremisSoft Manufacturing shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                      (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

                      (iv) each of AremisSoft and AremisSoft Manufacturing shall have delivered to Fourth Shift a certificate to the effect that each of the conditions specified above in ss.6(b)(i)-(iii) is satisfied in all respects;

                      (v) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                      (vi) Fourth Shift shall have received from counsel to AremisSoft and AremisSoft Manufacturing an opinion in substantially the form and substance as set forth in Exhibit D attached hereto, addressed to Fourth Shift, and dated as of the Closing Date; and

                      (vii) all actions to be taken by AremisSoft and AremisSoft Manufacturing in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Fourth Shift.

Fourth Shift may waive any condition specified in this section 6(b) if it executes a writing so stating at or prior to the Closing.

        7.     Termination.

               (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after the Requisite Stockholder Approval) as provided below:

                      (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

                      (ii) AremisSoft and AremisSoft Manufacturing may terminate this Agreement by giving written notice to Fourth Shift at any time prior to the Effective Time (A) in the event Fourth Shift has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, AremisSoft or AremisSoft Manufacturing has notified Fourth Shift of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred, by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from AremisSoft or AremisSoft Manufacturing breaching any representation, warranty, or covenant contained in this Agreement);

                      (iii) Fourth Shift may terminate this Agreement by giving written notice to AremisSoft and AremisSoft Manufacturing at any time prior to the Effective Time (A) in the event AremisSoft or AremisSoft Manufacturing has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Fourth Shift has notified AremisSoft and AremisSoft Manufacturing of the breach, and in the case of any breach other than a failure to maintain the Pre-Closing Funds in accordance with Section 3(e)(iii) (for which no cure period shall apply) the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from Fourth Shift breaching any representation, warranty, or covenant contained in this Agreement);

                      (iv) any Party may terminate this Agreement by giving written notice to the other Party at any time prior to the Effective Time in the event the Fairness Opinion is withdrawn; or

                      (v) any Party may terminate this Agreement by giving written notice to the other Party at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval; or

                      (vi) either Party may terminate this Agreement if the Closing Date shall not have occurred on or before June 30, 2001, unless the failure results primarily from action or inaction of the Party seeking to terminate this Agreement.

               (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality and termination fee provisions contained in ss.5(g) and ss.5(i) above shall survive any such termination.

        8.     Miscellaneous.
               -------------

               (a) Survival. None of the representations, warranties, and covenants of the Parties (other than the provisions in ss.2 above concerning payment of the Merger Consideration) will survive the Effective Time.

               (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

               (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in ss.2 above concerning payment of the Merger Consideration are intended for the benefit of Fourth Shift Stockholders.

               (d) Entire Agreement. This Agreement together with the Confidentiality Agreements (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

               (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

               (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

               (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                      If to Fourth Shift:   FOURTH SHIFT CORPORATION
                                            Two Meridian Crossing, #800
                                            Minneapolis, MN 55423
                                            Attn: Marion Stuckey

                      Copy to:              Dorsey & Whitney LLP
                                            Pillsbury Center South
                                            220 South Sixth Street
                                            Minneapolis, MN 55402
                                            Attn: Thomas O. Martin

                      If to AremisSoft:     AremisSoft Corporation
                                            or AremisSoft Manufacturing
                                            216 Haddon Avenue, #607
                                            Westmont, NJ 08108
                                            Attn: Roys Poyiadjis

                      Copy to:              Bartel Eng & Schroder
                                            300 Capitol Mall, #1100
                                            Sacramento, CA 95814
                                            Attn: Scott E. Bartel

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

               (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

               (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in Minnesota Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

               (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

               (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                             *****

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                             AremisSoft Corporation,
                             a Delaware corporation

                             By:    __________________________
                                    Roys Poyiadjis,
                                    Co-Chief Executive Officer


                             FOURTH SHIFT CORPORATION,
                             a Minnesota corporation

                             By:
                                  --------------------------------------------
                                  Marion Melvin Stuckey,
                                  Chief Executive Officer


                             AremisSoft Manufacturing (US), Inc.,
                             a Delaware corporation

                             By:
                                 ---------------------------------------------
                                 Roys Poyiadjis,
                                 Co-Chief Executive Officer






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